Exhibit 15—Letter Re: Unaudited Interim Financial Information

To the Shareholders and Board of Directors of Goodrich Corporation

We are aware of the incorporation by reference in the following Registration Statements and in their related Prospectuses, of our report dated May 8, 2003, relating to the unaudited condensed consolidated interim financial statements of Goodrich Corporation and subsidiaries which are included in its Form 10-Q for the quarter ended March 31, 2003:

Registration
Number	Description of Registration Statement	Filing Date

33-20421	The B.F.Goodrich Company Key Employees’ Stock Option Plan - Form S-8	March 1, 1988

2-88940	The B.F.Goodrich Company Retirement Plus Savings Plan - Post-Effective Amendment No. 2 to Form S-8	April 28, 1989

33-49052	The B.F.Goodrich Company Key Employees’ Stock Option Plan - Form S-8	June 26, 1992

33-59580	The B.F.Goodrich Company Retirement Plus Savings Plan for Wage Employees - Form S-8	March 15, 1993

333-03293	The B.F.Goodrich Company Stock Option Plan - Form S-8	May 8, 1996

333-19697	The B.F.Goodrich Company Savings Benefit Restoration Plan - Form S-8	January 13, 1997

333-53877	Pretax Savings Plan for the Salaried Employees of Rohr, Inc. (Restated 1994) and Rohr, Inc. Savings Plan for Employees Covered by Collective Bargaining Agreements (Restated 1994) - Form S-8	May 29, 1998

333-53879	Directors’ Deferred Compensation Plan - Form S-8	May 29, 1998

333-53881	Rohr, Inc. 1982 Stock Option Plan, Rohr, Inc. 1989 Stock Incentive Plan and Rohr, Inc. 1995 Stock Incentive Plan - Form S-8	May 29, 1998

333-76297	Coltec Industries Inc. 1992 Stock Option Plan Coltec Industries Inc. 1994 Stock Option Plan for Outside Directors - Form S-8	April 14, 1999

333-77023	The B.F.Goodrich Company Stock Option Plan - Form S-8	April 26, 1999

333-60210	The B.F. Goodrich Company Stock Option Plan – Form S-8	May 4, 2001

333-60208	The B.F. Goodrich Company Employee Stock Purchase Plan – Form S-8	May 4, 2001

Registration
Number	Description of Registration Statement	Filing Date

333-98165	Shelf Registration for Debt Securities, Series Preferred Stock, Common Stock, Stock Purchase Contracts and Stock Purchase Units – Form S-3	August 15, 2002

/s/ Ernst & Young LLP

Charlotte, North Carolina May 8, 2003